NEWS RELEASE

For Immediate Release
December 11, 2012
Contact:	Barbara Thompson
First Citizens BancShares
(919) 716-2716

FIRST CITIZENS BANCSHARES ANNOUNCES CHANGE
IN DIVIDEND PAYMENT DATE

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) today announced that the Executive Committee of its Board of Directors, acting on behalf of the Board, approved advancing the payment date of its fourth-quarter dividend to Dec. 27, 2012. The dividend was previously scheduled to be paid on Jan. 7, 2013.
The record date of Dec. 17, 2012, is unchanged. The dividend remains 30 cents per share on the Class A and Class B common stock.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares is the financial holding company for First Citizens Bank. First Citizens Bank provides a broad range of financial services to individuals, businesses, professionals and the medical community through a network of more than 400 branch offices, telephone banking, online banking and ATMs. For more information, visit First Citizens' Web site at firstcitizens.com.

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